As filed  with  the  Securities  and  Exchange  Commission  on  March  12,  2001
                                                      Registration No. 333-77241



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                                 TEHAMA BANCORP
                -------------------------------------------------
               (Exact name of issuer as specified in its charter)

            California                                 91-1775524
     -------------------------            ------------------------------------
     (State of Incorporation)             (I.R.S. Employer Identification No.)


               239 South Main Street, Red Bluff, California 96080
               ---------------------------------------------------
                     (Address of principal executive office)


                      Tehama Bancorp 1999 Stock Option Plan
                      -------------------------------------
                            (Full title of the plan)


                   William P. Ellison, Chief Executive Officer
                                 Tehama Bancorp
               239 South Main Street, Red Bluff, California 96080
               --------------------------------------------------
                     (Name and address of agent for service)

                                    Copy to:
                                  John W. Carr
                       Shapiro Buchman Provine Patton LLP
                     1333 N. California Boulevard, Suite 350
                             Walnut Creek, CA 94596

                                 (530) 528-3000
     -----------------------------------------------------------------------
    (Telephone number, including area code, of agent for service of process)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
     No additional securities are to be registered and registration fees were paid upon the filing of the original Registration Statement No. 333-77421. Therefore no further registration fee is required.

     On April 28, 1999, the Registrant registered 544,230 shares of its common stock ("Common Stock") on Form S-8 (File No. 333-77421)(the "Registration Statement") to be issued from time to time under the Registrant's 1999 Stock Option Plan (the "Plan").

     On March 9, 2001, the Registrant merged (the "Merger") with Humboldt Bancorp, a California corporation ("Humboldt") as surviving corporation and, as a result of the Merger, Registrant's separate existence ceased and all obligations of the Registrant under the Plan were assumed by Humboldt.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement, which is filed pursuant to undertaking set forth in Item 9(a)(3) of the Registration Statement, is to deregister all of the shares of Common Stock remaining unsold and formerly issuable under the Plan.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bluff, State of California, on March 9, 2001.


                                                           TEHAMA BANCORP
                                                            (Registrant)


                                                 By: /s/ William P. Ellison
                                                       -------------------------
                                                         William P. Ellison
                                                         President and
                                                         Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 9, 2001    /s/ William P. Ellison
                           -----------------------------------------------------
                           William P. Ellison, President and Chief Executive Officer

Date: March 9, 2001    /s/ Randall A. Shell
                           -----------------------------------------------------
                           Randall A. Shell, Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: March 9, 2001    /s/ Henry Clay Arnest, III                            (*)
                           -----------------------------------------------------
                           Henry Clay Arnest III, Director

Date: March 9, 2001    /s/ Louis J. Bosetti                                  (*)
                           -----------------------------------------------------
                           Louis J. Bosetti, Director

Date: March 9, 2001    /s/ Harry Dudley                                      (*)
                           -----------------------------------------------------
                           Harry Dudley, Director

Date: March 9, 2001    /s/ William P. Ellison
                           -----------------------------------------------------
                           William P. Ellison, Director

Date: March 9, 2001    /s/ Garry D. Fish                                     (*)
                           -----------------------------------------------------
                           Garry D. Fish, Director

Date: March 9, 2001    /s/ Max M. Froome                                     (*)
                           -----------------------------------------------------
                           Max M. Froome, Director

Date: March 9, 2001    /s/ Orville K. Jacobs                                 (*)
                           -----------------------------------------------------
                           Orville K. Jacobs, Director

Date: March 9, 2001    /s/ Gary C. Katz                                      (*)
                           -----------------------------------------------------
                           Gary C. Katz, Director

Date: March 9, 2001    /s/ John W. Koeberer                                  (*)
                           -----------------------------------------------------
                           John W. Koeberer, Director and Chairman of the Board

Date: March 9, 2001    /s/ Raymond C. Lieberenz                              (*)
                           -----------------------------------------------------
                           Raymond C. Lieberenz, Director and Secretary of the Board

Date: March 9, 2001    /s/ LESLIE L. MELBURG                                 (*)
                           -----------------------------------------------------
                           Leslie L. Melburg, Director

Date: March 9, 2001    /s/ Gary L. Napier                                    (*)
                           -----------------------------------------------------
                           Gary L. Napier, Director and Vice Chairman of the
                           Board

Date: March 9, 2001    /s/ JOHN D. REGH                                      (*)
                           -----------------------------------------------------
                           John D. Regh, Director

Date: March 9, 2001    /s/ Terrance A. Rust                                  (*)
                           -----------------------------------------------------
                           Terrance A. Rust, Director

(*)  Signed pursuant to power of attorney.